Exhibit 99.3
FORM OF LETTER OF TRANSMITTAL
REGARDING CLASS I, CLASS S, AND CLASS D SHARES OF BENEFICIAL INTEREST IN THE
JOHN HANCOCK MARATHON ASSET-BASED LENDING FUND
TENDERED PURSUANT TO THE OFFER TO REPURCHASE DATED NOVEMBER 21, 2025
THE OFFER WILL EXPIRE ON DECEMBER 24, 2025
AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY
JOHN HANCOCK MARATHON ASSET-BASED LENDING FUND
BY 11:59 p.m., EASTERN TIME,
ON DECEMBER 24, 2025, UNLESS THE OFFER IS EXTENDED.
COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:
Via mail:
John Hancock Alt
P.O. Box 219285
Kansas City, MO 64121-9285
Via Fax:
(816) 399-2903 or (833)-419-4925
Via Email:
jhaltai@sscinc.com

For Additional Information Contact: the Transfer Agent of the John Hancock Marathon Asset-Based Lending Fund,
SS&C at (844) 292-8018
9:00 a.m. to 6:00 p.m. Eastern Time, Monday through Friday
Ladies and Gentlemen:
The undersigned hereby tenders to John Hancock Marathon Asset-Based Lending Fund, a continuously offered, closed-end, non-diversified, management investment company organized under the laws of the Commonwealth of Massachusetts (the “Fund”), the Class I, Class S, and Class D shares of beneficial interest of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to repurchase, dated November 21, 2025 (“Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (together with the Offer to Repurchase, the “Offer”).
THE OFFER IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO REPURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE PROPER FORM.
The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to this Letter of Transmittal.
The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent that the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Repurchase.
The undersigned recognizes that, under certain circumstances set forth in the Offer to Repurchase, the Fund may not be required to repurchase the Shares tendered hereby.
All authority herein conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

Please mail or otherwise deliver this completed and executed Letter of Transmittal to:
Via mail:
John Hancock Alt
P.O. Box 219285
Kansas City, MO 64121-9285
Via Fax:
(816) 399-2903 or (833)-419-4925
Via Email: jhaltai@sscinc.com
NOTE: If you hold your shares with a Custodian/Broker-Dealer and wish to participate in the Offer, please ensure you complete and submit this form, along with any Custodian/Broker-Dealer forms, directly to your Custodian/ Broker-Dealer for their signature. Should the Fund’s Transfer Agent not receive your Custodian/Broker-Dealer’s instructions prior to the Expiration Date, your request will be deemed not in good order and you will not be considered for the Offer.
FOR ADDITIONAL INFORMATION, you may call the transfer agent of the John Hancock Marathon Asset-Based Lending Fund, SS&C at (844) 292-8018, Monday through Friday (except holidays), from 9:00 a.m. to 6:00 p.m., Eastern Time.
Important Dates Related to this Offer:
Date	Name of Date	Definition
November 21, 2025	Commencement Date	The date as of which the Offer commenced.
December 24, 2025	Notice Date	The deadline by which you must properly notify the Fund in writing if you wish to tender Shares for repurchase (unless extended by the Fund to a later date subsequently designated by the Fund)*
December 24, 2025	Expiration Date	The deadline by which, if you previously provided proper written notice to the Fund of your desire to tender Shares, you may properly notify the Fund of your desire to withdraw such tender request*
December 31, 2025	Repurchase Date Valuation Date	The date as of which the net asset value of the Shares is calculated, unless extended by the Fund to a later date subsequently designated by the Fund*
No later than January 19, 2026	Acceptance Date	If the Fund has not yet accepted your tender of Shares by the date which is 40 business days after the Commencement Date, you have the right to withdraw your tender
*
In the event of any extension of time during which the Offer is pending, you will be properly notified in writing by the Fund in accordance with the terms set forth in the Offer to Repurchase. Because the Fund does not presently anticipate authorizing any such extension, the Fund strongly recommends that you make any decisions with respect to this Offer based on the dates specified in the table above.

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION
Name of Shareholder(s) (as the Shares are titled on the account): __________________________________________
Telephone Number: ________________________________________
Fund Account Number: ______________________________________
Share Class: ______________________________________________
PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED
[ ] Redeem all Shares.
[ ] Redeem Shares. Amount of shares to be redeemed ______________________
[ ] Redeem $______________ (Shares sold to net redemption amount) ______________________
*
Proceeds from the tender offer will be sent by check to the address of record on the account unless the undersigned notifies the Fund’s transfer agent in writing to send payment to the special instructions in Part 3. NOTE: If your account is held at a custodian/Broker-Dealer the proceeds will be wired to such custodian/Broker-Dealer
Part 3. SPECIAL PAYMENT INSTRUCTIONS
[ ] Check here to have the payment wired to the current banking instructions on your account.
[ ] Check here and fill out the wire transfer instructions below to receive the payment via wire to a bank account not already on file. (Medallion Signature Guarantee required.)
Bank: ________________________________________
ABA Routing Number: ________________________________________
Account Holder: ________________________________________
Account Number: ________________________________________
Reference: JH ABL Tender: ________________________________________
PLEASE BE SURE TO COMPLETE THE SIGNATURE PAGE OF THIS FORM.
PART 4. SIGNATURE(S)
If held jointly, all joint holders must execute this signature page.
Signature________________________________ (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)
Print Name of Shareholder ________________________________
Print Title ________________________________
Date:

Joint Owner Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)
Print Name of Shareholder: ________________________________
Print Title:
Date: __________________________
Name of Custodian/Agent/Fiduciary (if applicable): ________________________________
Print Name of Custodian/Agent/Fiduciary ________________________________
Signature
Name: ________________________________
Title: ________________________________
Date: ____________________________